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                                                           Exhibit (21)(b)


                 SUBSIDIARIES OF CONSUMERS ENERGY COMPANY
                           At December 31, 1997


                                      Percent Voting
                                      Stock Owned by
                                 Consumers Energy Company    Incorporated

Michigan Gas Storage Company*               100                Michigan


*Subject to regulation by FERC
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